SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ebank Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders
Proxy Statement for Annual Meeting of Shareholders to be Held on June 2, 2004
Voting Information
Proposal No. 1: Election of Directors
Summary Compensation Table
PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

ebank Financial Services, Inc.
2410 Paces Ferry Road, Suite 190
Atlanta, Georgia 30339

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

     We cordially invite you to attend the 2004 Annual Meeting of Shareholders of ebank Financial Services, Inc., the holding company for ebank. At the meeting, we will report on our performance in 2003 and answer your questions. We look forward to discussing our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

     This letter serves as your official notice that we will hold the meeting on Wednesday, June 2, 2004 at 4:00 p.m. at our offices at 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia, for the following purposes:

1.	To elect three members to the board of directors;

2.	To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock; and

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record owning our common stock at the close of business on April 8, 2004 are entitled to attend and vote at the meeting or any adjournment thereof. A complete list of these shareholders will be available at the Company’s offices prior to the meeting.

     Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting.

By Order of the Board of Directors,

/s/ James L. Box
James L. Box
Chief Executive Officer
Atlanta, Georgia
April 19, 2004

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED.

ebank Financial Services, Inc.
2410 Paces Ferry Road, Suite 190
Atlanta, Georgia 30339

Proxy Statement for Annual Meeting of
Shareholders to be Held on June 2, 2004

     Our board of directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

     The board set April 8, 2004 as the record date for the meeting. Shareholders of record owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 3,150,298 shares of common stock outstanding on April 8, 2004. A majority of the shares of common stock entitled to vote must be present or represented by proxy at the meeting in order to constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     When you sign the proxy card, you appoint James L. Box and Gary M. Bremer as your representatives at the meeting. Mr. Box and Mr. Bremer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Bremer will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors” and for the proposal to amend the Company’s Articles of Incorporation increasing the number of authorized shares of common stock. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Box and Mr. Bremer will vote your proxy on such matters in accordance with their judgment.

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

     Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Thus, abstentions and broker non-votes will have no effect on the outcome of the election of directors. Approval of the proposed amendment to the Company’s Articles of Incorporation will require the affirmative vote of a majority of the shares of common stock entitled to vote on the record date. Accordingly, abstentions and broker non-votes will have the same effect as negative votes with respect to the approval of such amendment.

     We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses in forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. In addition to solicitation by mail, our officers and regular employees may solicit proxies from shareholders by telephone, telegram or personal interview. In addition, the Company has engaged the services of Corporate Communications, Inc. to assist in the solicitation of proxies. The Company expects to pay to Corporate Communications, Inc. a fee for proxy solicitation services totaling approximately $7,000. We are distributing this proxy statement on or about April 19, 2004.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. On February 23, 2004, Stephen R. Gross resigned from our board of directors effective March 1, 2004. Subsequent to his resignation, we decreased the size of our board of directors from eight to seven. Effective as of April 1, 2004, we restored the size of the board to eight upon our appointment, pursuant to the recommendation of our chairman of the board Richard D. Jackson, of Kevin W. Link as a Class III director. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2005 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2006 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
Terry L. Ferrero	Gary M. Bremer	Richard D. Jackson
Walter Drakeford	Don B. Stout	James L. Box
	Gregory J. Corona	Kevin W. Link

     Shareholders will elect three nominees as Class III directors at the meeting to serve three-year terms expiring at the 2007 Annual Meeting of Shareholders.

     The board of directors recommends that you elect Richard D. Jackson, James L. Box and Kevin W. Link as Class III directors.

     If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Bremer will vote your proxy to elect Mr. Jackson, Mr. Box and Mr. Link. If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. Box and Mr. Bremer will vote instead for a replacement to be recommended by the board of directors.

Nominees for Directorships

     Richard D. Jackson, age 67, was named chairman of our board and appointed to serve as a director of ebank on October 26, 2000. Since 1996, Mr. Jackson has worked as a private business consultant. Prior to his consulting business, Mr. Jackson served as chief operations officer from 1993 to 1994 and vice chairman from 1994 to July 1995 of First Financial Management Corporation. From 1974 to 1992, he served as president and chief executive officer of First Georgia Bank and Georgia Federal Bank. Mr. Jackson has served as a director for Schweitzer Mauduit International, Inc. since 1995. He has served as a director and a co-chairman of the board of Anacomp, Inc. and as a director and the chairman of the board of Asset Management Outsourcing, Inc.

     James L. Box, age 56, serves as one of our directors and as our president and chief executive officer. Mr. Box has over 30 years experience in the financial services industry. He has held several senior level banking positions at Georgia Federal Bank, First Union National Bank and First Georgia Bank. Most recently, Mr. Box served as president and chief executive officer of Ashford Investment Group, a financial services consulting firm he founded in 1997. From 1993 to 1997, Mr. Box was senior vice president and director of corporate development at First Image Management Company, a subsidiary of First Data Corporation. Mr. Box holds degrees from Jacksonville State University and the University of Alabama – Birmingham. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University. Mr. Box attended the Executive Program at the University of North Carolina-Chapel Hill.

     Kevin W. Link, age 41, was appointed to our board of directors effective April 1, 2004. Mr. Link serves as President and CEO of Altius Solutions, LLC, a privately owned company providing management services in Atlanta. He currently serves as the Executive Director of AMIfs, a non-profit banking organization dedicated to promoting research and education for finance executives in financial services companies. Mr. Link has over 19 years of financial services industry experience serving as a consultant to over 200 banks as a previous Associate Partner with Anderson Consulting and Senior Manger with Ernst & Young. Mr. Link is also very active in the local community serving on the Board of The Vinings Club and the Vinings Homeowners Association. In 2003, Mr. Link

was selected as Vinings Citizen of the Year. He holds a BA degree from North Carolina State University and is a CPA and CMA.

Other Directors and Executive Officers

     Gary M. Bremer, age 64, has been one of our directors since our formation in August 1997. From October 1996 until he retired in July 1998, Mr. Bremer was the chairman of Simione Central Holdings, Inc., a publicly traded information systems and management services company in the home health industry. He also served as Simione Central’s chief executive officer from October 1996 to April 1997. From 1978 until October 1996, Mr. Bremer served as president and chief executive officer of Central Health Holding Company, Inc. and its subsidiary, Central Health Services, Inc. He is the co-founder and a director for the Foundation for Medically Fragile Children, and a member of the board of directors for the Medal of Honor Foundation, a foundation organized by and under the Congressional Medal of Honor Society of America. Until December 1998, Mr. Bremer was a director of Fayette County Bank. Mr. Bremer was also an organizer and is a director of ebank.

     Don B. Stout, age 68, was appointed to our board of directors in December 2000. Mr. Stout served as president and chief executive officer of Cordova Realty, Inc. from January 1994 until 2003. He currently serves as chairman and a member of the board of directors of Cordova Realty II, LLC. Prior to joining Cordova Realty, Inc., Mr. Stout had a 32-year career in banking. From 1982 to 1993, he served in various capacities at Georgia Federal Bank, including senior executive vice president, chief banking officer, and chief operating officer. From 1975 to 1979, he was chief executive officer of Home Savings Bank in Reno, Nevada.

     Gregory J. Corona, age 49, was appointed to our board of directors effective March 1, 2002. Mr. Corona is a principal and the chief financial officer of Paladin General Holdings, LLC, the General Partner of Paladin Capital Partners Fund, L.P. and Paladin Homeland Security Fund, L.P. From April 2000 until August 2002, Mr. Corona was a senior vice president and chief financial officer of enfoTrust Networks, an Atlanta based technology company. Mr. Corona has held numerous senior management positions including president and chief executive officer of International Voyager Media and its successor company, ABARTA Media, the largest publisher of travel publications and related media in the United States. Mr. Corona also serves as a director of CompuCredit Corporation. Mr. Corona is a 1976 graduate of Michigan State University and earned his master’s degree from the University of Detroit in 1979.

     Terry L. Ferrero, age 52, has been one of our directors since our formation in August 1997. Since 1999, he has been the Founder and Chairman of the Board of New Magnolia Window and Door Corporation, a manufacturer of vinyl windows and doors located in Baldwin, Georgia. Since 2003, he has been the Founder and President of Gutter Protection Products of America, a distributor of gutter products located in Atlanta, Georgia. Since 1991, Mr. Ferrero has served as president and chief executive officer of American Wholesale Building Supply Company, a wholesale distributor of building supplies in Georgia, Alabama, Florida, South Carolina, and Tennessee. From 1976 until he founded American Wholesale in 1991, Mr. Ferrero was a sales executive with the Building Products Division of United States Steel Corporation. Mr. Ferrero was also an organizer and is a director of ebank.

     Walter Drakeford, age 59, was appointed to our board of directors in May 2001. Mr. Drakeford serves as the managing director of Drakeford & Drakeford, P.A. in Fredericksburg, Virginia, a public accounting firm for which he has worked for over 20 years. Mr. Drakeford holds a finance degree from the University of Berlin and a Masters of Business Administration degree from Head University. He also holds a juris doctorate law degree from Thomas Jefferson School of Law.

     Wayne W. Byers, CCM, CPA, age 47, has served as our senior vice president and chief financial officer since December 2000. Mr. Byers served as our financial reporting manager and controller from November 1999 until his promotion to chief financial officer. From April 1990 to November 1999, Mr. Byers held management positions in accounting and treasury management with The Prudential Bank and The Prudential Savings Bank, banking units of Prudential Financial, located in Atlanta, Georgia. Mr. Byers is a 1981 graduate of The University of Georgia and earned his master’s degree from Georgia State University in 1984.

     Michael J. Curasi, age 53, has served as our Senior Vice President and Senior Credit Officer since October 2002. He joined ebank as a Loan Officer in July of 2002. Mr. Curasi has over 30 years experience as a Commercial Lender, Commercial Loan Manager and Community President. He has served in these capacities at Southeast Bank,

SunTrust Bank and Bank of North Georgia. He is a 1972 Graduate of the University of Florida with a degree in Accounting and Finance.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

     Executive Compensation. The following table shows the compensation we paid to our chief executive officer, chief financial officer and senior credit officer of the bank for the years ended December 31, 2003, 2002, and 2001. We did not have any other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 2003.

Summary Compensation Table

							Long Term
		Annual Compensation					Compensation Awards
					Other annual		Securities
Name and Principal Position	Year	Salary ($)		Bonus	compensation ($)		Underlying Options (#)
James L. Box	2003	$166,667			$10,527	(1)	0
Chief Executive Officer and President	2002	$150,000			$9,773	(1)	0
	2001	$137,500			$10,608	(1)	0
Wayne W. Byers	2003	$107,417		$10,000	$7,454	(2)	0
Chief Financial Officer	2002	$104,083			$6,429	(2)	5,000
	2001	$96,313			$6,726	(2)	12,500
Michael J. Curasi	2003	$92,083			$4,750	(3)	0
Senior Credit Officer	2002	$35,208	(3)		$1,323	(3)	5,000

(1)	Includes $7,644, $7,602, and $8,412 in personal automobile expenses and $2,883, $2,171 and $2,196 in athletic club dues for the years ended December 31, 2003, 2002, and 2001, respectively.

(2)	Includes $6,361 $6,429 and $6,726 in personal automobile expenses for the years ended December 31, 2003, 2002 and 2001 and $1,093 in athletic club dues for the year ended December 31, 2003.

(3)	Includes $4,750 and $1,323 in personal automobile expenses for the years ended December 31, 2003 and 2002. Mr. Curasi became senior credit officer in November 2002.

Employment Agreements

     In May 2002, we entered into an employment agreement with Mr. Box, our chief executive officer, which includes the following principal terms:

•	Serves as president and chief executive officer of ebank Financial Services, Inc.;

•	Base salary of $150,000, which may be increased by the board of directors periodically;

•	Term of one year, which is subject to renewal each year thereafter for additional one year periods until death, disability, termination, or resignation;

•	Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

•	Participates in retirement, welfare, and other benefit programs;

•	Entitled to life and health insurance;

•	Receives reimbursement for travel and business expenses and a monthly automobile allowance;

•	During his employment with us and for two years following termination of his employment, Mr. Box may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees for employment, or (iii) disclose any of our confidential information;

•	Prohibits Mr. Box from disclosing any of our trade secrets during or after his employment;

•	If Mr. Box is terminated without cause (as defined in the employment agreement), the Company must pay Mr. Box severance compensation in an amount equal to 100% of his then-current monthly base salary each month for 24 months from the date of termination, plus any bonus earned or accrued through the date of termination and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of termination;

•	If a change in control (as defined in the employment agreement) occurs, and either (i) Mr. Box terminates his employment for any reason within either 90 days of the occurrence of a change in control or within 90 days of the one year anniversary of the occurrence of a change in control; or (ii) the Company terminates Mr. Box without cause (as defined in the employment agreement) within 90 days of the occurrence of a change in control, then:

(a)	the restrictive covenants contained in the employment agreement shall not apply after such termination; and

(b)	Mr. Box shall be entitled to the following: (1) any sums due him as base salary and/or reimbursement of expenses through the date of such termination, plus any bonus earned or accrued through the date of termination; and (2) one lump sum payment in an amount equal to his then current annual base salary multiplied by two; and

•	If Mr. Box terminates his employment within 30 days of a change in control or if the Company terminates Mr. Box without cause within 30 days of a change in control, all of the provisions in (a) and (b) above shall apply, except that Mr. Box shall be entitled to receive a lump sum payment in an amount equal to his then current annual base salary multiplied by three.

     In January 2002, we entered into an employment agreement with Mr. Byers, our chief financial officer, which includes the following principal terms:

•	Serves as chief financial officer of ebank Financial Services, Inc.;

•	Base salary of $100,000 in 2002, which may be increased by the board of directors periodically;

•	Term of one year, which is extended automatically for additional one year periods unless either party to the agreement provides the other party with written notice 30 days before the expiration of the current term of its or his intention not to renew the agreement;

•	Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

•	Participates in retirement, welfare, and other benefit programs;

•	Entitled to life and health insurance;

•	Receives reimbursement for travel and business expenses and a monthly automobile allowance;

•	During his employment with us and for two years following termination of his employment, Mr. Byers may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees for employment, or (iii) disclose any of our confidential information;

•	Prohibits Mr. Byers from disclosing any of our trade secrets during or after his employment;

•	If Mr. Byers is terminated without cause (as defined in the employment agreement), the Company must pay Mr. Byers severance compensation in an amount equal to 100% of his then-current monthly base salary each month for three months from the date of termination, plus any bonus earned or accrued through the date of termination and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of termination; and

•	If a change in control (as defined in the employment agreement) occurs, and either (i) Mr. Byers terminates his employment for any reason within either 90 days of the occurrence of a change in control or within 90 days of the one year anniversary of the occurrence of a change in control; or (ii) the Company terminates Mr. Byers without cause (as defined in the employment agreement) within 90 days of the occurrence of a change in control, then:

(a)	the restrictive covenants contained in the employment agreement shall not apply after such termination; and

(b)	if the change in control resulted in a diminution of duties, required relocation or similar grievous action, Mr. Byers shall be entitled to the following: (1) any sums due him as base salary and/or reimbursement of expenses through the date of such termination, plus any bonus earned or accrued through the date of termination; and (2) a lump sum payment in an amount equal to his then current annual base salary multiplied by the original full term (as defined in the employment agreement).

     In April 2003, we entered into an employment agreement with Mr. Curasi, our chief credit officer, which includes the same principal terms as Mr. Byers’ employment contract discussed above except as that Mr. Curasi’s base annual salary is $95,000, which may be increased by the board of directors periodically.

Director Compensation

     We currently pay our directors $400 for each board meeting attended in person and $200 for attendance via teleconference. In addition, we pay our chairman of the board, Richard D. Jackson, $5,000 per month in director’s fees. In 2003, we also paid $1,200 on behalf of Mr. Jackson for athletic club dues. We typically do not reimburse our directors for out-of-pocket expenses they incur in connection with their attendance at meetings. In the past, we have awarded our directors options to purchase our common stock for their service on the board of directors under our 1998 Stock Incentive Plan. In January 2003, we issued 12,000 options to Mr. Corona.

Option Grants In Last Fiscal Year

     We did not grant any stock options to any named executive officer during the year ended December 31, 2003.

Aggregated Option Exercises and Year-end Option Values

     The following table provides information regarding the value of all unexercised options held by the named executive officers at December 31, 2003. During 2003, none of the named executive officers exercised stock options.

	Number of Unexercised		Value of Unexercised
	Securities Underlying		In-the-Money Options at
	Options at Fiscal year End (#)		Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Box	35,000	0	0	0
Wayne W. Byers	10,001	7,499	0	0
Michael J. Curasi	1,667	3,333	0	0

(1)	Based on the closing price of our common stock of $1.20 on December 31, 2003, none of these options were considered to be in-the-money.

Equity Compensation Plan Information

     The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2003 fiscal year:

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of the	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	212,917	$3.16	7,083
Equity Compensation Plans not approved by security holders (1)	N/A	N/A	N/A

(1)	The Company’s only equity compensation plan is the 1998 Stock Incentive Plan. The Company does not have any equity compensation plans not approved by shareholders.

Security Ownership of Certain Beneficial Owners and Management

     The following table shows how much of our common stock is owned by our directors, named executive officers, owners of more than 5% of our common stock and our directors and executive officers as a group as of March 30, 2004. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o ebank Financial Services, Inc., 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia 30339.

     The right to acquire column in the table reflects all shares of common stock that each individual has the right to acquire through the conversion of preferred stock or the exercise of warrants or stock options within 60 days of March 30, 2004. Under SEC rules, securities in the right to acquire column are deemed to be outstanding and to be beneficially owned by the person or group holding those convertible securities when computing the percentage ownership of that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. A person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, each of the beneficial owners identified possessed sole voting and investment power with respect to all shares beneficially owned.

		Right to		Shares Beneficially
	Number of	Acquire Within		Owned as a Percentage
Name of Beneficial Owner	Shares Owned	60 Days		of Shares Outstanding
Billy R. Jones	597,243	300,000	(1)	26.00%
NCB Capital Corp. Collateral Account FBO Ronald L. Attkisson	40,276	325,850	(2)	10.53%
Richard D. Jackson	108,406	133,000	(3)	7.35%
Henry Alperin	89,348	127,440	(4)	6.61%
Edgar D. Chapman, Jr. (5)	25,351	190,926		6.47%
Don Stout (6)	59,114	72,000		4.07%
Terry L. Ferrero	28,835	90,857	(7)	3.69%
Gary M. Bremer	48,481	30,857	(8)	2.49%
James L. Box	25,000	35,000	(9)	1.88%
Wayne W. Byers	10,000	15,833	(10)	.82%
Michael J. Curasi	10,000	1,667	(11)	.37%
Walter Drakeford	0	8,000	(12)	.25%
Gregory J. Corona	0	4,000	(13)	.13%
Kevin W. Link	0	0		—
All directors and executive officers as a group (10) persons	289,836	391,214		17.78%

1.	Represents 200,000 shares of preferred stock convertible into 200,000 shares of common stock and a currently exercisable warrant to purchase 100,000 shares of common stock. The address of Billy R. Jones is 6001 Liveoak Parkway, Norcross, Georgia 30093.

2.	Represents 200,000 shares of preferred stock convertible into 200,000 shares of common stock and currently exercisable warrants to purchase 100,000 shares of common stock. Also includes currently exercisable warrants to purchase 25,850 shares of common stock issued directly to Ronald L. Attkisson. The address of Mr. Attkisson is 4739 Paces Ferry Road, Atlanta, Georgia 30327.

3.	Represents 72,000 shares of preferred stock convertible into 72,000 shares of common stock, a currently exercisable warrant to purchase 36,000 shares of common stock and 25,000 stock options which may be exercised within 60 days of March 30, 2004.

4.	Represents 84,960 shares of preferred stock convertible into 84,960 shares of common stock and currently exercisable warrants to purchase 42,480 shares of common stock. The address of Henry Alperin is 1 Eagleton Court, Augusta, Georgia 30909.

5.	Represents 127,284 shares of preferred stock convertible into 127,284 shares of common stock issued directly to Edgar D. Chapman, Jr. Also includes 25,351 shares of common stock and a currently exercisable warrant to purchase 63,642 shares of common stock issued to Fayette Mortgage Corporation, an entity controlled by Mr. Chapman. The address of Mr. Chapman is 216 Woodruff Way, Peachtree City, Georgia 30269.

6.	Mr. Stout shares voting and investment power with respect to 59,114 shares of common stock held jointly with his wife, 40,000 shares of preferred stock convertible into 40,000 shares of common stock held jointly with his wife, and a currently exercisable warrant to purchase 20,000 shares of common stock held jointly with his wife. Mr. Stout possesses sole voting and investment power with respect to 12,000 stock options, which may be exercised within 60 days of March 30, 2004.

7.	Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock, a currently exercisable warrant to purchase 22,857 shares of common stock and 8,000 stock options which may be exercised within 60 days of March 30, 2004.

8.	Includes a currently exercisable warrant to purchase 22,857 shares of common stock and 8,000 stock options, which may be exercised within 60 days of March 30, 2004.

9.	Includes 35,000 stock options which may be exercised within 60 days of March 30, 2004.

10.	Includes 15,833 stock options which may be exercised within 60 days of March 30,2004.

11.	Includes 1,667 stock options which may be exercised within 60 days of March 30, 2004.

12.	Includes 8,000 stock options which may be exercised within 60 days of March 30, 2004.

13.	Includes 4,000 stock options which may be exercised within 60 days of March 30, 2004.

Meetings and Committees of the Board of Directors

     During the year ended December 31, 2003, our board of directors held 12 meetings and the board of directors of ebank held 12 meetings. All of our directors and the directors of our bank attended at least 75% of the aggregate number of board meetings and the meetings of each committee on which they served except for Mr. Stout and Mr. Corona. Our board of directors has also appointed a number of committees, including an audit committee and a compensation committee.

     All directors are invited and encouraged to attend the annual meeting of shareholders, which is followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the incumbent directors attended the 2003 annual meeting of shareholders.

Audit Committee

     The audit committee has the responsibility of reviewing our financial statements and our subsidiary bank’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors, and reviews with the independent auditors the results of the audit and management’s responses. Our board of directors has adopted a written charter for our audit committee, a copy of which is attached to this proxy statement as Annex A.

     The audit committee is composed of Mr. Drakeford, Mr. Corona and Mr. Jackson. All of the members of the audit committee are considered “independent” as independence for audit committee members is defined in applicable rules of the National Association of Securities Dealers’ listing standards. The board of directors has determined that Walter Drakeford is an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief listing of Mr. Drakeford’s relevant experience, please refer to the “Other Directors and Executive Officers” under Proposal 1-Election of Directors in this proxy statement.” The audit committee met five times during the year ended December 31, 2003.

Audit Committee Report

     The audit committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2003. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has also received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence from our company and its management. The audit committee reported its findings to our board of directors. The audit committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

     In reliance on discussions with management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2003.

Audit Committee

Walter Drakeford
Gregory J. Corona
Richard D. Jackson

Other Committees

     The compensation committee is composed of Messrs. Jackson, Bremer, Stout, and Drakeford. Our compensation committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The compensation committee met two times in 2003.

     The board of directors has no standing nominating committee. The Company believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Currently, seven of our eight directors, including the Chairman of our board of directors, are independent as determined utilizing the standards for director “independence” set forth in applicable rules of the National Association of Securities Dealers’ listing standards. James L. Box, President and Chief Executive Officer of the Company, is our only non-independent director. The entire board selects nominees for election as directors by majority vote, thus ensuring approval of all director nominees by a majority of the Company’s independent directors. In selecting nominees for director, the board does not operate pursuant to a charter.

     In selecting director nominees, the board will consider, among other factors, the existing composition of the board and their evaluation of the mix of board members appropriate for the perceived needs of the Company. Additionally, the Company’s Amended and Restated Bylaws provide that no individual who is or becomes a Business Competitor of the Company (or who becomes affiliated with, employed by or a representative of a Business Competitor) may serve as a director. “Business Competitor” is defined to include any organization which the board determines to be in competition with the Company or any of its subsidiaries (including, without limitation, any financial institution having branches or affiliates in Cobb County, Georgia unless the board determines otherwise). The board believes that continuity in leadership and board tenure maximizes the board’s ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the board will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in board and committee meetings.

     Generally, the board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company’s proxy statement for the prior year’s annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers has served:

•	as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

•	as a director of another entity which has had an executive officer who has served on our compensation committee; or

•	as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Certain Relationships and Related Transactions

     We enter into banking and other transactions in the ordinary course of business with our directors and officers and their family members and affiliates. It is our policy that these transactions be on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor to present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of their loan application. We intend for all of our transactions with our directors, officers, and other affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

     On December 27, 2001, we entered into an agreement, which was effective January 2, 2002, to purchase all of the outstanding shares of Peachtree Capital Corporation from Caroline O. and Stephen Harless. We appointed Ms. Harless as a director effective March 1, 2002. We paid $400,000 in cash and agreed to issue 76,792 shares of

9% convertible Series B-1 preferred stock and 76,792 shares of 9% convertible Series B-2 preferred stock. The total value of the Series B-1 and Series B-2 preferred stock was $450,000.

     In connection with the Peachtree Capital Corporation transaction, Peachtree Capital Corporation also entered into a consulting agreement with Harless & Associates, CPA, a company wholly owned by Caroline O. and Stephen Harless, for the retention of the services of Ms. Harless as an independent contractor with Peachtree Capital Corporation for a period of two years. Under this agreement, Harless & Associates, CPA was paid an annual sum equal to 30% of Ms. Harless’ gross production for customers of Peachtree Capital Corporation existing on January 2, 2002 and 45% of Ms. Harless’ gross production for customers of Peachtree Capital Corporation added after January 2, 2002. However, Harless & Associates, CPA was entitled to a minimum of $125,000 for each year of the agreement. In the event Harless & Associates, CPA was terminated without cause, Harless & Associates, CPA was to receive a monthly severance payment of $10,416.67 per month through the remainder of the two year agreement. In addition to the foregoing, Harless & Associates, CPA was entitled to a bonus of $25,000 if revenues of Peachtree Capital Corporation exceeded $800,000 during the first year of the agreement and an additional bonus of $50,000 if revenues of Peachtree Capital Corporation exceeded $900,000 during the second year of the agreement.

     Peachtree Capital Corporation entered into a two year employment agreement on a commission only basis with Edmund Harless, the father-in-law of our former director, Ms. Harless. In the event Edmund Harless is terminated without cause, Peachtree Capital Corporation must pay Edmund Harless a sum of $4,166.67 per month through the remainder of the two year agreement.

     Peachtree Capital Corporation agreed to pay Harless, Pittman & Associates, CPA’s, a company in which our former director Ms. Harless and her husband own equity interests, $7,500 a month through December 31, 2003 for its share of office space, equipment and supplies and staff shared with Harless, Pittman & Associates, CPA’s.

     We entered into a definitive agreement, effective as of December 31, 2002, for the sale of all of the outstanding capital stock of Peachtree Capital Corporation to Caroline O. Harless and her husband Steven Harless. In exchange for all of the capital stock of Peachtree Capital Corporation, Caroline O. and Steven Harless, delivered to us (1) 76,792 previously issued shares of our Series B-1 convertible preferred stock valued at $225,000; (2) 76,792 previously issued shares of our Series B-2 convertible preferred stock valued at $225,000; and (3) a cash payment of $578,000. The amount of the consideration was determined based upon arm’s length negotiations. In connection with this transaction, Caroline O. Harless resigned from our board of directors effective December 31, 2002.

     From the third quarter of 2000 through January 2002, we conducted three private stock offerings. In the third private placement in January 2002, Walter Drakeford, a director, participated (in his capacity as a trustee for two separate trusts) in such offering on the same terms and conditions as other investors in the three private offerings and invested an aggregate of $200,000.

     In connection with our acquisition of Peachtree Capital Corporation, we issued to Attkisson, Carter & Company, a greater than 5% beneficial owner at that time, 20,307 shares of our common stock as a finder’s fee equal to 7% of the purchase price of the acquisition. Additionally, pursuant to our compensation arrangement with Attkisson, Carter & Company for serving as Dealer Manager and Exchange Agent with respect to the private exchange offer which we conducted in 2003 to holders of our Series A preferred stock, in December 2003 we reset the exercise price for warrants to purchase 126,874 of our common stock previously issued for services rendered in two other private placements from $4.00 per share to $1.75 per share. We also reset the expiration date to three years from the date of expiration of the exchange offer.

     On February 11, 2004, we commenced an offering to raise up to $4 million of new capital through the sale of up to 3,703,704 shares of common stock at a price of $1.08 per share. As of April 5, 2004, the following director and persons beneficially owning more than 5% of our common stock who invested more than $60,000 participated as investors on the same terms and conditions as other investors and have invested the total aggregate amounts as follows: Richard D. Jackson, a director and greater than 5% beneficial owner — $97,419.24; Henry Alperin, a greater than 5% beneficial owner — $75,600.00; and Billy R. Jones — a greater than 5% beneficial owner — $591,335.64. Pursuant to a subscription agreement and letter agreement we entered into with Mr. Jones, Mr. Jones has agreed to purchase in the offering an aggregate number of our common stock equal to the lesser of (i) that number of shares of common stock which would bring Mr. Jones’ beneficial ownership percentage to no more than

24% (as calculated pursuant to applicable Office of Thrift Supervision rules); or (ii) 1,000,000 shares of common stock valued at an aggregate of $1,080,000.00.

     In connection with the offering we commenced on February 11, 2004, we engaged Jones, Byrd & Attkisson, Inc. to serve as placement agent for purposes of soliciting investor responses and participation in the offering and responding to inquiries concerning the offering, and will reimburse that firm for its reasonable expenses in connection with such engagement. Additionally, we will pay a commission equal to 4% of the subscription price in connection with any subscription directly solicited by Jones, Byrd & Attkisson, Inc. and will pay the same 4% commission to any other eligible NASD member firm named by an investor in their executed subscription agreement as having assisted with their subscription. Ronald L. Attkisson, a principal of Jones, Byrd & Attkisson, Inc., is a greater than 5% beneficial owner of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and persons that beneficially own more than 10% of our common stock are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on such forms for these persons were filed in a timely fashion during the 2003 fiscal year except as described herein. Billy R. Jones reported late one purchase transaction in a prior year.

     A Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of our directors, executive officers and greater than 10% beneficial owners who did not file a Form 5, unless we have obtained a written statement that no filing is required. As of March 30, 2004, we had not received any such written statement from each of Edgar Chapman and NCB Capital Corp. Collateral Account FBO Ronald L. Attkisson.

Independent Auditors

     We have selected Porter Keadle Moore, LLP to serve as our independent auditors for the year ending December 31, 2004. We do not expect a representative from this firm to attend the annual meeting.

     The following table sets forth the fees paid to Porter Keadle Moore, LLP for services provided during fiscal years 2003 and 2002:

	2003	2002
Audit Fees (1)	$82,700	$57,500
Audit-Related Fees (2)	17,500	0
Tax Fees (3)	12,500	0
All Other Fees	0	0

Total	$112,700	$57,500

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements for 2003 and 2002 and review of the Company’s quarterly financial statements.

(2)	Represents fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. The fees primarily related to information technology review, network vulnerability assessment, and FHLB collateral verification testing.

(3)	Represents fees for professional services rendered for tax compliance, tax advice, and tax planning. These fees were primarily related to IRC Section 382 implications for the Company.

     The Audit Committee approved the engagement of Porter Keadle Moore, LLP to serve as the Company’s independent auditors for the year ending December 31, 2003. The Audit Committee has adopted a policy that it is required to approve the audit and non-audit services to be performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the Audit Committee in advance. The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations. The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting. None of the fiscal 2002 fees were pre-approved.

Changes in Accountants

     Effective as of September 16, 2002, Mauldin & Jenkins, LLC resigned as the Company’s independent auditors and the Company engaged Porter Keadle Moore, LLP, as its new independent auditors for the fiscal year ending December 31, 2002.

     The reports of Mauldin & Jenkins, LLC on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, and in the subsequent interim periods, there were no disagreements with Mauldin & Jenkins, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Mauldin & Jenkins, LLC, would have caused Mauldin & Jenkins, LLC to make reference to any such matters in their reports. During the fiscal years ended December 31, 2000 and December 31, 2001, and in the subsequent interim periods, there were no “reportable events” to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

     The Company provided Mauldin & Jenkins, LLC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated September 17, 2002, is a copy of Mauldin & Jenkins, LLC’s letter dated September 16, 2002, stating its agreement with such statements.

     On September 16, 2002, the Company engaged Porter Keadle Moore, LLP, as its independent auditors for the fiscal year ending December 31, 2002, to audit the Company’s financial statements. As provided in the Company’s Audit Committee Charter, the selection of the new independent auditors was approved by the Audit Committee of the Board. During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of Porter Keadle Moore, LLP, the Company did not consult Porter Keadle Moore, LLP, on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT
TO THE ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK

     On March 29, 2004, the board of directors approved, subject to shareholder approval, a proposal to amend the Company’s Articles of Incorporation to increase the number of shares of common stock, par value $.01 per share, which the Company is authorized to issue from 10,000,000 to 15,000,000. There will be no change in the par value of each share of common stock and the amendment will not affect the number of shares of preferred stock authorized, which is 10,000,000 shares.

     The proposed amendment would delete the first sentence of Article Two of the Company’s Articles of Amendment in its entirety and substitute in lieu of such sentence the following:

     The Corporation shall have the authority, exercisable by its board of directors, to issue up to 15,000,000 shares of common stock, par value $.01 per share.

     The board of directors believes it is in the best interests of the Company and its shareholders to increase the number of authorized shares of common stock to insure a sufficient number of shares are available for future issuances. The Company currently has 10,000,000 shares of common stock authorized, of which:

•	2,074,723 shares of common stock were outstanding before the commencement of the public equity offering mentioned below;

•	3,703,704 shares were reserved for issuance pursuant to the public offering of common stock we commenced on February 11, 2004;

•	2,396,800 shares are reserved for issuance upon conversion of 2,396,800 outstanding shares of our Series A preferred;

•	1,577,999 shares are reserved for issuance upon the exercise of outstanding warrants to purchase additional shares of our common stock; and

•	220,000 shares are reserved for issuance pursuant to our 1998 Stock Incentive Plan.

That leaves only 26,774 shares of common stock available for future issuances.

     The board of directors believes that the availability of additional authorized but unissued shares of common stock will provide the Company with flexibility to issue common stock for a variety of business purposes, such as to effect future stock dividends, to raise capital, make strategic acquisitions, enter into strategic alliances, or to adopt additional benefit plans or to reserve additional shares for issuance under any such plans. If the proposed amendment is approved, the newly authorized but unissued shares will be available for issuance at such time and for such purposes as the board of directors may deem advisable, without further action by the shareholders, except as may be required by applicable law. The Company has no present plans or proposals to issue shares that would be authorized by the proposed amendment. However, the board of directors believes the availability of the additional shares that would be authorized by the proposed amendment would provide the Company with greater flexibility in determining whether to elect to pay any future dividend on its outstanding shares of Series A preferred stock in either cash or additional shares of common stock, pursuant to the terms of Series A preferred stock.

     Shareholders have no dissenters’ rights with respect to the proposed amendment and will have no preemptive rights to acquire shares issued by the Company under its Articles of Incorporation. Under some circumstances, the issuance of additional shares of common stock could dilute the voting rights, equity and earnings per share of existing shareholders. This increase in authorized but unissued common stock could be considered an anti-takeover measure because the additional authorized but unissued shares of common stock could be used by the board of directors to make a change in control of the Company more difficult. The board of directors’ purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     The board of directors believes that the amendment to increase the number of authorized shares is advisable in order to give the Company additional flexibility. If the proposed amendment is approved, the amendment to the

Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Secretary of State of Georgia.

The board of directors recommends a vote
For
approval of the amendment
to the Articles of Incorporation

Shareholder Proposals for the 2005 Annual Meeting of Shareholders

     If you want us to consider including a proposal in our 2005 proxy statement, you must deliver a written copy of your proposal to our secretary at our principal executive offices no later than December 20, 2004. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals and must meet the requirements set forth in rules and regulations promulgated by the Securities and Exchange Commission in order to be included in our proxy materials. If you notify us after March 7, 2005, of your intent to present a proposal at our 2005 annual meeting, we will have the right to exercise our discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy material.

Shareholder Communications to the Board of Directors

     Shareholders who wish to communicate with members of the board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary of the Company at the Company’s corporate headquarters, 2410 Paces Ferry Road, Suite 190 Atlanta, Georgia, 30339.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, accompanies the mailing of this Proxy Statement. In addition, a copy of the 2003 10-KSB will be furnished without charge to common stockholders as of the record date upon written request to ebank Financial Services, Inc., c/o Wayne W. Byers, Chief Financial Officer, 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia, 30339. The Company hereby undertakes to provide to any recipient of this Proxy Statement, upon his or her request and payment of a fee of $0.25 per page to reimburse the Company for its expenses in connection therewith, a copy of any of the exhibits to the annual report on Form 10-KSB.

Annex A

ebank Financial Services, Inc.
Audit Committee Charter

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors of ebank Financial Services, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities for the Company’s financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations and the Company’s Code of Ethics for Senior Financial Officers (the “Code of Ethics”).

AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It has sole authority to:

•	Appoint, approve compensation, and oversee the work of the Company’s external auditor(s)

•	Resolve any disagreements between management and the auditor(s) regarding financial reporting

•	Pre-approve all audit services and permitted non-audit services provided to the Company by its external auditor(s)

•	Retain outside advisors, including counsel, as it determines necessary to carry out its duties

•	Seek any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests—or external parties

•	Meet with the Company’s officers, external auditors, or outside counsel, as necessary

COMPOSITION

The Committee will consist of at least two members of the Board of Directors. The Committee shall assist the Board in determining the Committee size, appointing Committee members and appointing the Committee chair.

The Committee shall assist the Board in determining whether each Committee member is independent and whether at least one member is designated as a “financial expert” as defined by applicable legislation and regulation.

MEETINGS

The Committee will meet at least quarterly. All Committee members are expected to attend each meeting, in person or via telephone- or video- conference. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

Financial Statements

•	Review and discuss with management and the external auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements

•	Review with management and the external auditor the results of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management

•	Review and discuss with management and the external auditor the annual financial statements, considering whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles

•	Review with management and the external auditors all matters required to be communicated to the Committee under generally accepted auditing standards

•	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement

•	Understand how management prepares interim financial information, and the nature and extent of internal and external auditor involvement

Internal Control

•	Consider the effectiveness of the Company’s internal control systems, including information technology security and control

•	Understand the scope of internal and external auditors’ reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses

Internal Audit

•	General oversight responsibility with respect to the Company’s audit function

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of its effort with internal audit

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors

•	Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations. The results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance should also be reviewed

•	General oversight responsibility with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with respect to the administration of the Company’s Code of Ethics

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•	Review and discuss with management and the external auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies

Reporting Responsibilities

•	Regularly report to the board of directors about Committee activities, issues and related recommendations

•	Review any other reports the Company issues that relate to Committee responsibilities

Other Responsibilities

•	Perform other activities related to this charter as requested by the board of directors

•	Institute and oversee special investigations as needed

•	Review and assess the adequacy of the Committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation

•	Evaluate the Committee’s and individual members’ performance on a regular basis

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF EBANK FINANCIAL SERVICES, INC.
To be held on June 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James L. Box and Gary M. Bremer, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated on the reverse side, all of the shares of common stock of ebank Financial Services, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia 30339, at 4:00 p.m. local time, and at any adjournments, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as listed on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ebank Financial Services, Inc.

Vote on Directors

		For All	Withhold All	For All Except	To withhold authority to
1.	Proposal to elect the three Class III directors to serve three year terms:	[ ]	[ ]	[ ]	vote, mark “For All Except” and write the
	01) Richard D. Jackson				nominee’s number on
	02) James L. Box				the line below:
03) Kevin W. Link

Vote on Amendment to Articles of Incorporation

		For	Against	Abstain
2.	Proposal to approve an amendment to the Articles of Incorporation	[ ]	[ ]	[ ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” Proposal No. 1 to elect three Class III directors to serve on the board of directors for three-year terms and “for” Proposal No. 2 to approve the amendment to the Articles of Incorporation and, in their discretion, such other business that may properly come before the meeting or any adjournment thereof.

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date:	Signature (Joint Owners) Date: